                                                                   EXHIBIT 10.47

                    REAL ESTATE PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT is made and entered into this ____ day of ______________________, 1996 by and between L.J. CASE and R.W. CASE, II, as tenants in common ("Seller"), and NEW CROSSINGS INTERNATIONAL CORPORATION, a Nevada corporation ("Buyer").

         For and in consideration of the agreements described herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

         1. Purchase and Sale -- Property Description. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, approximately 4.0 acres, of real estate located on the northwest corner of Vickers and Union Boulevard in Colorado Springs, Colorado, which property is more particularly described and depicted on Exhibit "A" (the "Land") attached hereto, together with:

                          (a) All plans, surveys, drawings, specifications, renderings, development related estimates, engineering reports and studies, hydrological and geological reports and studies, appraisals, landscape plans and environmental statements, reports and surveys, if any, that pertain, directly or indirectly to the Land and all studies, statements or materials, if any, prepared for submission or submitted to any governmental or quasi-governmental agency relating, directly or indirectly, to the Land (collectively the "Development Documents");

                          (b) All warranties received or to be received by Seller relating, directly or indirectly, to the Land or any of the Development Documents (collectively the "Warranties");

                          (c) All of Seller's right, title and interest in and to all licenses, government approvals and permits, if any, affecting the Land (collectively the "Permits"); and

                          (d) All other rights, privileges, tangible or intangible interests and appurtenances owned by Seller's in any way related to the Land.

        All of the foregoing shall be collectively referred to herein as the "Property".





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        2.       Purchase Price -- Payment Terms.

                 (a) Earnest Money. Upon the execution and delivery of this Agreement by both Buyer and Seller, Buyer shall deliver, to the Closing Agent (identified and defined below) a promissory note in the principal amount of FIVE THOUSAND AND 00/100 DOLLARS ($5,000.00) in the form attached hereto as Exhibit "B" (the "Earnest Money Note"), together with evidence of Buyer's authority to execute and deliver this Agreement and the Earnest Money Note.
The Earnest Money Note shall be due and payable upon the expiration of the Due Diligence Period or as otherwise provided in Section 6 below, and paid to the Closing Agent to hold in escrow. (The Earnest Money Note and the proceeds of the Earnest Money Note when paid to the Closing Agent shall be referred to herein as the "Earnest Money Deposit"). The proceeds received by the Closing Agent on the Earnest Money Note shall be placed in a federally insured interest bearing account acceptable to Buyer and disbursed in accordance with the terms of this Agreement. Any interest earned on the proceeds paid on the Earnest Money Note shall inure to the Benefit of Buyer, unless the Earnest Money Deposit is distributed to Seller as liquidated damages pursuant to Section 10 below. Upon Closing, the entire Earnest Money Deposit shall be credited against the Purchase Price. If the transaction which is the subject hereof does not close because of the lack of satisfaction of any condition contained herein, or for any other reason other than a default by Buyer, the Earnest Money Deposit shall be returned to Buyer.

                 (b) Purchase Price. The total purchase price for the Property, including the Earnest Money (the "Purchase Price"), is FOUR HUNDRED TWENTY THOUSAND DOLLARS ($420,000.00) all cash at closing.

        3. Title. At Closing, Seller, shall deliver to Buyer fee simple title, free and clear of all liens and encumbrances, subject only to the Permitted Exceptions (defined below). To the best of Seller's knowledge there currently are no liens or encumbrances on the Property. Seller shall also deliver or cause to be delivered a certificate of taxes due issued pursuant to
Section 39-10-115, C.R.S., covering the Property, prepared by the Treasurer of El Paso County, Colorado, and dated no earlier than the date of this Agreement.

        4. (a) Title Commitment. As soon as possible but in no event more than fifteen (15) days from the date hereof, Seller shall cause to be furnished to Buyer a current commitment for an ALTA owner's extended coverage policy of title insurance, on form B-1970 or its equivalent (the "Title Commitment"), together with such endorsements as Buyer may require, issued through Chicago Title Insurance Company or other title company approved by Buyer





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(the "Title Company"), describing the Land, listing Buyer as the prospective named insured and showing as the policy amount the total purchase price for the Property. When Seller causes the Title Commitment to be furnished to Buyer, Seller also shall cause to be furnished to Buyer legible and true copies of all instruments referred to in the Title Commitment as conditions or exceptions to title.

                 (b) Survey. As soon as possible but in no event more than twenty (20) days from the date hereof, Seller shall cause to be prepared and furnished to Buyer and the Title Company an ALTA survey (the "Survey") of the Land which has been prepared by a Licensed Public Surveyor. The Survey shall: (i) be dated as of a date within six (6) months of the date hereof; (ii) include a legal description of the Land; (iii) accurately show the location and dimensions of all improvements, encroachments, uses (including the location of all highways, streets, roads, easements, alleys and rights-of-way upon or adjacent to the Land) and encumbrances which are visible on the ground or listed on the Title Commitment (identifying each by recording if applicable);
(iv) recite the exact area of the Land; (v) show all building set-back lines; and (vi) contain a certificate specifically addressed to Buyer, Seller and the Title Company verifying that (A) the Survey was made on the ground of the Land,
(B) the Survey is correct, and (C) there are no improvements, encroachments or visible uses except as shown on the Survey. The Survey must be satisfactory to the Title Company so as to enable it to issue the extended coverage ALTA title insurance with such endorsements as Buyer may require.

                 (c) Review of Title Commitment and Survey. Buyer shall have fifteen (15) days after its receipt of the last to be received of the Title Commitment and Survey (the "Review Period") in which to notify Seller of any objections Buyer may have to any matters shown or referred to in the Title Commitment or Survey. Any specific exceptions or title defects set forth in the Title Commitment or Survey to which Buyer does not object within the Review Period shall be deemed to be permitted exceptions (the "Permitted Exceptions"). With regard to items to which Buyer does object within the Review Period, Seller shall use its best efforts to cure such objections within thirty (30) days of being notified of Buyer's objection. If Seller is unable in spite of its best efforts to cure such objections within said thirty (30) days, Buyer may, at Buyer's option, (i) waive the objections not cured or (ii) terminate this Agreement by notice to Seller and obtain the immediate return of the Earnest Money. Notwithstanding the above, all monetary liens or encumbrances shall be paid, discharged and released by Seller on or before the Closing Date and shall not be considered Permitted Exceptions.





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        5.       Delivery Items.  As soon as possible but in no event more than fifteen (15) days from the date hereof, Seller shall deliver to Buyer legible, correct and complete copies or the following (the "Delivery Items"):

                 (i) all licenses, permits and other governmental authorizations, including but not limited to all certificates of occupancy, if any, relating to the Property;

                 (ii) all leases, contracts of employment, management, maintenance, service, supply or rental agreements, if any, which affect any portion of the Property or its operation;

                 (iii) all books and records relating to the Property, including all rent rolls and financial statements and records, if any;

                 (iv) all existing environmental reports, surveys, appraisals, market feasibility studies, surveys, plans or specifications which relate, directly or indirectly, to the Property;

                 (v) information on all defects affecting any part of the Property and of which Seller has knowledge;

                 (vi) the most recent ad valorem tax statements from all taxing authorities having jurisdiction over the Property;

                 (vii) any and all instruments affecting Seller's title to the Property or any part thereof other than documents referenced in the Title Commitment and provided to Buyer by the Title Company.

        Buyer, shall pay Seller their reasonable out-of-pocket costs associated with providing the Delivery Items set forth above so long as said expenses have been approved, in writing, by Buyer prior to their being incurred by Seller. Seller agrees to cooperate with Buyer and to confirm, when requested by Buyer, the accuracy of the information relied upon by Buyer. Buyer shall have until the expiration of the Due Diligence Period provided for in Section 6 below in which to accept or reject the Delivery Items and to copy the same at Buyer's option. If Buyer rejects the Delivery Items, this Agreement shall terminate and the Earnest Money Note or Earnest Money Deposit, as appropriate, shall be promptly refunded to Buyer. If Buyer does not expressly accept the Delivery Items within the time period provided, Buyer shall be deemed to have rejected them.





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        6.       Feasibility Contingency.  The condition of the Property shall meet the approval of Buyer, in Buyer's sole discretion, upon on-site inspection of the Property, review of the Delivery Items as set forth in Section 5, and any other information as determined by Buyer, to be made by Buyer and approved or rejected on or before May 31, 1996, (the "Due Diligence Period"). Buyer may, at its sole option, extend the Due Diligence Period for two (2) additional thirty (30) day periods ("Extended Due Diligence Period") by giving written notice of such extension to Seller before the expiration of the Due Diligence Period or any Extended Due Diligence Period. If Buyer elects to so extend the Due Diligence Period, it shall pay to Closing Agent a nonrefundable extension deposit of $5,000 for each extension, which sum shall be credited against the Purchase Price at Closing. The Earnest Money Note shall be paid and the proceeds delivered to the Closing Agent upon the expiration of the Due Diligence Period.

                 During the Due Diligence Period or any Extended Due Diligence Period, Buyer, its designated representatives, attorneys and auditors or agents shall have the right to (i) examine the records and information in the possession of Seller or any agent of Seller pertaining to the condition and operation of the Property (the "Records"), and (ii) make copies of the Records, at Buyer's own expense, during business hours and upon reasonable notice to Seller. Buyer, its designated representatives or agents shall have the right to enter the Property and, at Buyer's own expense, conduct environmental and other audits or investigations of the Property. The investigation of the Property shall not physically damage the Property. Buyer shall repair any material damage caused to the Property as a result of said audits or investigations. During the Due Diligence Period or any Extended Due Diligence Period, Buyer shall also have the right to approach and interview all governmental officials having jurisdiction over the Property, any and all architects and engineers involved in the design of any Improvements made to the Property, any contractors and others involved in constructing any Improvements on the Property, and any other persons providing services to the Property. Buyer shall indemnify, defend and hold Seller harmless against any and all liabilities, losses, expenses, claims, damages and mechanic's liens resulting from the exercise by Buyer or Buyers agents or contractors of the rights granted hereunder. If Buyer concludes that the Property fails to meet Buyer's standards in Buyer's sole discretion, Buyer may terminate this Agreement upon written notice to Seller on or before the expiration of the Due Diligence Period or any Extended Due Diligence Period. If no notice is given by Buyer to Seller waiving or satisfying the condition in this Section prior to the end of the Due Diligence Period or any Extended Due Diligence Period, Buyer will be deemed to have





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terminated this Agreement.  If Buyer so terminates this Agreement within the
Due Diligence Period or any Extended Due Diligence Period, the Earnest Money Note or Earnest Money Deposit, as the case may be, shall immediately be returned to Buyer and neither party shall have any further obligation to the other hereunder.

        7. Representations and Warranties of Seller. Seller hereby represents and warrants as of the date hereof and as of the Closing Date that:

                 (a) Organization. Seller has full right, title, authority and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated herein, and the individual(s) who on Seller's behalf execute and deliver this Agreement and all documents to be delivered to Buyer hereunder are and shall be duly authorized to do so.

                 (b) Condemnation. To the best of Seller's knowledge, there is no pending condemnation or similar proceeding affecting the Property or any portion thereof, and Sellers have not received any notice and have no knowledge that any such proceeding is contemplated.

                 (c) Contracts. There are no contracts or other obligations outstanding for the sale, exchange, lease or transfer of the Property or any portion thereof.

                 (d) Violation of Laws. To the best of Seller's knowledge, there are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Property, and no written notice of any such violation has been issued by any governmental authority.

                 (e) No Hazardous Waste; Indemnity. Seller has not received notification of any kind suggesting that the Property is or may be contaminated or targeted for an environmental cleanup. Neither the Property nor any portion thereof is or, to the best of Seller's knowledge, has been used
(i) for the storage, disposal or discharge of oil, solvents, fuel, chemicals or any type of toxic or dangerous or hazardous waste or substance; or (ii) as a landfill or waste disposal site. Except with respect to those items specifically set forth in any Phase I Environmental Audit conducted by Buyer on or after the execution of this Agreement and up to the Closing Date, Seller shall indemnify, defend and hold Buyer and its successors and assigns harmless from and against any and all loss, damage, claims, penalties, liability, suits, costs and expenses (including, without limitation, reasonable attorneys' fees) and also including without limitation, costs of remedial action or cleanup, suffered or incurred by Buyer or any of Buyer's successors or assigns arising out of or related to any such use





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of the Property, or portion thereof, which would constitute a misrepresentation by Seller of one of the foregoing representations or a breach by Seller of one of the foregoing warranties.

                 (f) No Special Assessments. There are no outstanding assessments of special taxes due, and Seller has no knowledge of any pending assessments affecting the Property to be sold and conveyed by Seller hereunder. The Property is not subject to any deferred or rollback taxes on account of any subdivision or change in zoning or land use classification of the Property, and Buyer shall have no liability for any such taxes.

                 (g) Access; Utilities. To the best of Seller's knowledge, no facts or conditions exist which would result in the termination of the current access from the Property to any presently existing highways and roads adjoining or situated on the Property, or to any existing sewer or other utility facilities servicing, adjoining or situated on the Property.

                 (h) Development Commitments. Except as disclosed in writing to Buyer as part of Buyers review of the Property, Seller has not made and will not make any commitments or representations to the applicable governmental authorities, or any adjoining or surrounding property owners, which would in any manner be binding upon Buyer or interfere with Buyer's ability to develop and improve the Property.

                 (i) Adverse Possession. There are no adverse parties in possession of the Property or of any part thereof and no parties in possession thereof except Seller, and no party has been granted any license, lease, or other right relating to the use or possession of the Property.

                 (j) Creditors Claims. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Seller or pending against Seller or the Property.

                 (k) Improvement Contracts. On the Closing Date there will be no outstanding contracts made by Seller for any improvements to the Property which have not been fully paid for and Seller shall have discharged all mechanic's or materialmen's liens arising from any labor or materials furnished to the Property prior to the Closing Date.

                 (l) Foreign Seller. No Seller is a "foreign person" as that term is used in Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and the related





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regulations.  Seller shall execute and deliver to Buyer on the Closing Date a valid certification of non-foreign person status ("Non-Foreign Affidavit"), duly executed under penalty of perjury and in form and substance which complies with the requirements of the Code and related regulations.

                 (m) Litigation. There are no legal actions, suits or other legal or administrative proceedings, including condemnation cases, pending or, to the best of Seller's knowledge, threatened against or affecting the Property, and Seller is not aware of any facts which might result in any such action, suit or other proceedings, and there are no outstanding judgments against Seller or the Property.

                 (n) Disclosure of Adverse Facts. To the best of Seller's knowledge, there is no significant adverse fact or condition relating to the Property which has not been specifically disclosed in writing by Seller to Buyers, and Seller knows of no fact or condition of any kind or character whatsoever which has not been disclosed and which materially and adversely affects the Property.

                 (o) Information. All statements made herein are true and correct and the information provided and to be provided by Seller to Buyer relating to this Agreement does not and will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact (which is known, or in the exercise of reasonable diligence by Seller, should have been known) necessary in order to make any statement contained therein not false or misleading in any material respect.

                 (p) Casualty. The Property has not been affected by any fire, explosion, accident, governmental restriction, flood, drought, storm, earthquake, Act of God or other casualty, whether or not insured, which has materially and adversely affected the condition of the Property.

                 (q) Future Agreements. From and after the date hereof, and except as otherwise provided in this subparagraph, Seller shall not, without the prior written consent of Buyer enter into any agreement, contract, commitment, lease or other transaction which affects the Property in any way or sell, dispose of or encumber any portion of the Property.

        If, during the period between execution of this Agreement and the Closing Date, Seller has actual knowledge of,





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learns of, or have reason to believe that any of the above representations and warranties may cease to be true, Seller hereby covenants to give immediately written notice to Buyer of the change of circumstances. Upon the occurrence of such a change in circumstances, or upon Seller's notifying Buyer of the change in circumstances, Buyer may, at its sole option, terminate this Agreement and the Earnest Money and any additional sums deposited into escrow or delivered to Seller in connection herewith shall be immediately returned to Buyer. In the event Buyer elects to terminate this Agreement, Seller and Buyer shall each pay one-half of all escrow cancellation costs, if any. The representations and warranties set forth above and all indemnification obligations set forth in this Agreement shall survive Closing.

        8. Conditions Precedent to Buyers' Obligation to Close. Buyer's obligation to close is conditioned upon satisfaction of each of the following conditions at or prior to the Closing Date (or such earlier date as is specified below):

                 (a) Representations and Warranties. The representations and warranties of Seller set forth in Section 7 above shall be true and correct as of the Closing Date and Seller shall so represent in writing.

                 (b) Title and Survey. Buyer shall not have disapproved the Title Commitment and Survey within the time period specified in Section 4(c) above and there shall have been no adverse change in the state of Seller's title to the Property to be transferred, conveyed or sold to Buyer, as previously approved by Buyer.

                 (c) Financing. Buyer shall have obtained a commitment for financing for the Purchase Price on terms and conditions acceptable to Buyer within ninety (90) days of the date hereof.

                 (d) Property Condition and Development Suitability. Buyer shall be satisfied, in its sole good faith discretion, that the Property is suitable for its planned development on or before the expiration of the Due Diligence Period or any Extended Due Diligence Period.

                 (e) Land Use Approvals. Buyer shall have obtained all zoning and other land use changes and clearances, which are necessary or desirable in Buyer's judgement to develop the Property in accordance with Buyer's development plans (the "Land Use Approvals"), with conditions and restrictions acceptable to Buyer, and all appeal periods relating thereto shall have expired. This contingency must be satisfied or waived on or before the expiration of the Due Diligence Period or any





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

Extended Due Diligence Period; provided, however, Buyer shall have the right to extend the foregoing deadline an additional two (2) full calendar months upon notice to Seller. Buyer will be solely responsible for obtaining all Land Use Approvals and will exercise reasonable diligence in its efforts to obtain said Land Use Approvals. Upon request, Buyer will advise Seller regarding the status of its efforts to obtain said Land Use Approvals. Seller will have no right to act as Buyer's agent or representative in connection with Buyer's efforts to obtain the Land Use Approvals. Seller will cooperate in good faith with Buyer in connection with Buyer's efforts to obtain the Land Use Approvals and will execute and deliver any agency or other documents necessary to allow Buyer to obtain the Land Use Approvals.

                 (f) Development Permits. Buyer shall have obtained all clearing, grading, building and other permits and authorizations which are necessary or desirable in Buyer's judgement to construct and develop the Property in accordance with Buyer's development plans (the "Development Permits"), with conditions and restrictions acceptable to Buyer, and all appeal periods relating thereto shall have expired. This contingency must be satisfied or waived on or before the expiration of the Due Diligence Period or any Extended Due Diligence Period; provided, however, Buyer shall have the right to extend the foregoing deadline an additional two (2) full calendar months upon notice to Seller. Buyer will be solely responsible for obtaining all Development Permits and will exercise reasonable diligence in its efforts to obtain said Development Permits. Upon request, Buyer will advise Seller regarding the status of its efforts to obtain said Development Permits. Seller will have no right to act as Buyer's agent or representative in connection with Buyer's efforts to obtain the Development Permits. Seller will cooperate in good faith with Buyer in connection with Buyer's efforts to obtain the Development Permits and will execute and deliver any agency or other documents necessary to allow Buyer to obtain the Development Permits.

                 (g) Closing Documents. All of Seller's closing documents shall have been received by the Closing Agent in a form acceptable to Buyer.

                 (h) Legal Lot Status. Within sixty (60) days of the date hereof, Seller shall have established the Land as separate legal lot capable of being conveyed to Buyer at Closing.

        Any of the foregoing conditions precedent which are not satisfied on or before the Closing Date may be waived in writing by the party or parties intended to be benefited thereby. If all of the above conditions are not satisfied at or prior to the Closing Date (or such earlier date as is specified with respect





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to a particular condition), Buyer may terminate this Agreement by notice to
Seller, and Seller shall immediately cause Buyer's Earnest Money to be returned to Buyer whereupon Buyer shall assign to Seller, without warranty, all of Buyer's rights to any and all Permits and Development Documents acquired by Buyer relating to the Land. Notwithstanding the above, in the event Buyer fails to secure financing within the ninety (90) day period referred to in
Section 8(c), above, it shall forfeit the Earnest Money Deposit referred to in
Section 2(a), above.

        9. Closing - Closing Agent. The sale of the Property shall be closed in escrow at the offices of the Title Company, provided said company is bonded and licensed to act as an escrow agent, otherwise any escrow agent that may be selected by Seller and Buyer (herein the "Closing Agent") after satisfaction or waiver in writing of all conditions stated in Paragraph 8 above, upon ten (10) business days' advance written notice given to Buyer by Seller; provided, that the Closing Date shall not occur, any later than August 31, 1996, as long as the conditions stated in Paragraph 8 have been satisfied or waived. Seller and Buyer shall deposit in escrow with the Closing Agent all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. Escrow fees shall be divided equally between Seller and Buyer. For purposes of this Agreement, the term "Closing Date" shall mean the date on which all appropriate documents are recorded and proceeds of the sale are available for disbursement to Seller.

                 (a)      on or before the Closing Date:

                          (i)     Seller shall deliver to Buyer the following:

                          (1)     a General Warranty Deed (in form and
                 substance acceptable to Buyer and Buyer's counsel) duly executed and acknowledged by Seller, conveying to Buyer, or its assignee, all the Property in indefeasible fee simple free and clear of any lien, encumbrance or exception other than the Permitted Exceptions.

                          (2) An extended coverage ALTA policy of Title Insurance issued by the Title Company conforming to the requirements of Section 4 above insuring the title in indefeasible fee simple in the amount of the Purchase Price and containing no exceptions other than the Permitted Exceptions.

                          (3) Funds to pay the any state or, local taxes, one-half (1/2) of the escrow fee and all Title Policy costs, and such other funds as are necessary to cover any other costs or expenses which are to be paid by Seller under this Agreement. Seller may, as an alternative to providing such funds, deposit with the Closing Agent a written authorization satisfactory to the Closing Agent providing for the deduction of such amounts out of escrow funds due Seller.

                          (4) A Non-Foreign Affidavit in form and substance satisfactory to Buyer, duly executed and acknowledged by Seller.

                          (5) A certification executed by Seller in a form acceptable to Buyer certifying that Seller's representations and warranties as set forth in Section 7 above are true and correct as of the Closing Date.

                          (6)     A duly executed Bill of Sale in form
                 acceptable to Buyer conveying to Buyer all equipment and other tangible and intangible personal property included as part of the Property hereunder.

                          (7) A duly executed assignment instrument in form acceptable to Buyer covering all of the Development Documents, Permits, warranties and similar items comprising the Property, together with the originals of such documents (or copies if the originals are unavailable) in Seller's possession.

                      (ii)       Buyer shall deliver to Seller the following:

                          (1) The consideration required pursuant to Section 2
                 above.

                          (2) Such other evidence of the authority and capacity
                 of Buyer and their representative as Seller or the Title Company may reasonably require.

                          (b)     Expenses.  Seller shall pay the cost of
one-half of the escrow fee charged by the Closing Agent, Seller's share of the prorations as set forth in Section 9(c) below, the cost of the owner's Policy of Title Insurance, including any endorsements thereto, the Survey, and Seller's own attorneys' fees. Buyer shall pay its proportionate share of the prorations as set forth in Section 9(c) below, one-half of the escrow fee charged by the Closing Agent, the recording fees for the Deed and

Buyer's own attorneys' fees Except as otherwise provided in this Section, all other expenses hereunder shall be paid by the party incurring such expenses.

                 (c) Prorations. General and/or Real property ad valorem taxes, based on the taxes for the calendar year immediately preceding the Closing Date, installments of current year special assessments, insurance premiums (if and to the extent that Seller's policies are assumed by Buyer), utility charges and other operating income or expenses, if any, shall be prorated to the Closing Date, based upon actual days involved and the most recent assessed valuation and mill levy. Seller shall be responsible for all ad valorem taxes or installments of special assessments for any period prior to the Closing Date. Except with respect to real property taxes and assessments, to the extent that the amounts of such charges, expenses, and income referred to in this Section are unavailable on the Closing Date or in the event of prorations made on the basis of erroneous information or clerical errors, a readjustment of these items shall be made within thirty (30) days following the Closing Date or as soon as practical after discovery of any erroneous information or clerical error. With respect to real property taxes and assessments, the parties will readjust the proration after the next actual tax bill is issued. Expense items shall be prorated as of the Closing Date, with Buyer bearing all expenses for the Closing Date. Seller shall, on or before the Closing Date, furnish to Buyer and the Closing Agent all information necessary to compute the prorations provided for in this section.

                 10.      Default by Seller.

                          (a)     Seller shall be in default hereunder upon the
occurrence of any one or more of the following events:

                                  (i)  Any of Seller's warranties or
                          representations set forth herein are untrue or inaccurate in any material respect.

                                  (ii) Seller shall fail to meet, comply with or
                          perform any material covenant, agreement or obligation on its part required, within the time limits and in the manner required in this Agreement.

                          (b) In the event of a default by Seller hereunder,
Buyer may, at Buyer's option, do any of the following:

                                  (i)  Terminate this Agreement by written
                          notice delivered to Seller at or prior to the Closing Date whereupon the Earnest Money shall immediately be returned to Buyer; or

                                  (ii)  Enforce specific performance of this
                          Agreement against Seller; or

                                  (iii) In addition to and not to the
                          exclusion of the remedy in Section 10 (b) (i) above, bring an action against Seller for damages.

                          11.     Default by Buyer.  In the event of a default
by Buyer hereunder, Seller, as Seller's sole and exclusive remedy for such default, shall be entitled to terminate this Agreement by notice to Buyer and retain Buyer's Earnest Money deposit, it being agreed between Buyer and Seller that such selling shall be liquidated damages for a default of Buyer hereunder because of the difficulty, inconvenience, and the uncertainty of ascertaining actual damages for such default.

                          12.     Attorneys' Fees.  If either party is required
to bring any action or otherwise refer this Agreement to an attorney for, the enforcement of any of the covenants, terms or provisions set forth herein the prevailing party, in addition to all other remedies provided herein, shall receive from the other party all the costs, including without limitation reasonable attorneys' fees and expert witness fees and expenses, incurred in the enforcement of the covenants, terms and provisions of this Agreement (whether or not an action is instituted) and including without limitation any such costs and fees incurred in any declaratory action, arbitration and on any appeal or in any bankruptcy proceeding.

                          13.     Brokerage Commission.  On the Closing Date,
Seller shall pay any and all real estate commissions due and owing Sheldon-Gold Realty, Inc., as a result of this transaction. Seller shall indemnify, defend and hold Buyer harmless from any and all claims for real estate commissions, brokers fees and similar obligations arising out of this transaction.

                          14.     Seller Cooperation.  Seller, upon request of
Buyer, agrees to cooperate and assist Buyer in obtaining all government approvals necessary to develop the Property; provided, however, that nothing contained herein shall require Seller to (i) incur any cost, expense or financial obligation in performing its obligations under this Section 14 or
(ii) assume the responsibility of obtaining any such approvals.

                          15.     Notices.  All notices, demands, requests and
other communications required or permitted hereunder shall be in writing, and shall be deemed delivered on the earlier of (i) three (3) business days after posting of registered or certified mail, addressed to the addressee at the address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this Section, or (ii) actual receipt by the addressee:

                                  IF TO SELLER:

                                  102 East Pikes Peak Avenue, Suite 600
                                  Colorado Springs, CO 80903-1822

                                  IF TO BUYER:
                                  New Crossings International Corporation
                                  c/o Dennis Rattie
                                  1201 Pacific Avenue, Suite 1800
                                  Tacoma, WA 98402

                                  With a copy to:

                                  Craig S. Gilbert
                                  Bogle & Gates P.L.L.C.
                                  Bellevue Place
                                  10500 NE 8th Street, Suite 1500
                                  Bellevue, WA 98004-4398

                 16. Survival. The provisions of this Agreement shall survive Closing.

                 17. Governing Law. The laws of the state of Colorado shall govern the validity, enforcement, and interpretation of this Agreement.

                 18. Integration; Modification; Waiver. This Agreement constitutes the complete and final expression of the agreement of the parties relating to the Property, and supersedes all previous contracts, agreements and understandings of the parties, either oral or written, relating to the Property. This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of the modification or waiver is sought.

                 19. Good Faith. Seller and Buyer shall act in good faith in all respects relative to the transactions contemplated hereby.

                 20. Counterpart Execution. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

                 21. Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

                 22. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and assigns. Except as expressly provided herein, nothing in this Agreement is intended to confer on any person, other than the parties hereto and their respective heirs, personal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

                 23. Indemnity. Seller agrees to indemnify, defend and hold Buyer harmless of and from any and all liability, loss, damage or expense (including reasonable attorneys' fees), as a result of any action, suit, proceeding, lien or claim affecting the Property or any portion thereof, or, any contracts and/or services related thereto, in relation to which the facts which give rise to such action, suits or proceedings arose or occurred prior to the Closing Date.

                 24. Further Assurances. From time to time, at Buyers request, whether on or after the Closing, and without further consideration, Seller shall execute and deliver any further instruments of conveyance and take such other actions as Buyer may reasonably require to complete more effectively the transfer to Buyers of the Property acquired under this Agreement.

                 25.      Time.  Time is of the essence of this Agreement.

                 26. Assignment by Buyer. Buyer shall have the right at any time to assign its rights and interests hereunder to a third person.

                 27. Seller's Acceptance. Buyer's offer is made subject to the acceptance of Seller on or before 5:00 p.m. on March 22, 1996.

                 28. SPECIAL TAXING DISTRICTS. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH

DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

                                  SELLER:


                                  /s/ Lindsay J. Case
                                  ---------------------------
                                  Lindsay J. Case


                                  /s/ R.W. Case II
                                  ---------------------------
                                  R.W. Case II


Dated: March 22, 1996

                                  BUYER:

                                  NEW CROSSINGS INTERNATIONAL
                                  CORPORATION


                                  By: /s/
                                     ------------------------
                                     Its Vice President
                                        ---------------------

Dated: April 4, 1996

STATE OF COLORADO  )
                   ) ss.
COUNTY OF El Paso  )

        On this day personally appeared before me LINDSAY J. CASE, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

        Given under my hand and official seal this 22nd day of March, 1996.


                             /s/ Brittany Anderson
                             ----------------------------------
                             (Signature)
                                                                [NOTARY SEAL]
                             Brittany Anderson
                             ----------------------------------
                             (Name legibly printed

                             Notary Public in and for the State
                             of Colorado, residing at Colorado Springs.
                             My appointment expires August 1, 1999.


STATE OF COLORADO  )
                   ) ss.
COUNTY OF El Paso, )


        On this day personally appeared before me R.W. CASE, II to me known to be the individual described in and who executed the within and foregoing instruments, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

        Given under my hand and official seal this 22nd day of March 1996.


                             /s/ Brittany Anderson
                             ---------------------------------
                             (Signature)
                                                                 [NOTARY SEAL]
                             Brittany Anderson
                             ---------------------------------
                             (Name legibly printed or stamped)

                             Notary Public in and for the State of
                             Colorado, residing at Colorado Springs.
                             My appointment expires August 1, 1999.

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

        On this 3rd day of April, 1996, before me personally appeared Lee Field, to me known to be the Vice President of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation

        IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.



                                  /s/ Kelly Rose
                                  ---------------------------------
                                  (Signature)


                  [NOTARY SEAL]   /s/ Kelly Rose
                                  ---------------------------------
                                  (Name legibly printed or stamped)

                                  Notary Public in and for the State of
                                  Washington, residing at Pugallop
                                  My appointment expires 8-9-94.

                                  EXHIBIT "A"
                               LEGAL DESCRIPTION


                      TO BE PROVIDED BY THE TITLE COMPANY

                                  EXHIBIT "B"

                               EARNEST MONEY NOTE


$5,000                                           ______________________, 1996


        1. Principal Obligation. For value received, the undersigned Maker hereby promises to pay to the order of ______________ (the "Holder") the principal amount of FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) upon the terms and conditions set forth below.

        2. Interest. No interest shall accrue on the unpaid principal unless Maker fails to pay any amounts owed hereunder when due, in which case interest shall accrue at the Default Rate of ten percent (10%) per annum.

        3. Due Date. The entire principal amount shall be paid to the Closing Agent identified in that certain Real Property Purchase and Sale Agreement for the property generally located at Vickers and Union Boulevard in Colorado Springs, Colorado, signed on or about the same date as this Note (the "Purchase Agreement") as provided in Section 2(a) of the Purchase Agreement. All amounts owed hereunder shall be paid in full, in lawful money of the United States of America, in same day funds, which shall be legal tender for public and private debts at the time of payment.

        4. Waiver. Makers hereby waive presentment, demand of payment, protest and notice of nonpayment, and any and all other notices and demands whatsoever.


                                  MAKER:

                                  NEW CROSSINGS INTERNATIONAL
                                  CORPORATION



                                  By /s/
                                     ----------------------------------
                                  Its   Vice President
                                     ----------------------------------